SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K
                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                    September 21, 2004 (September 15, 2004)
               -------------------------------------------------
               Date of Report (Date of earliest event reported)


                                RCN Corporation
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             (Exact name of Registrant as specified in its charter)


            Delaware                    0-22825                22-3498533
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(State or other jurisdiction     (Commission File No.)     (IRS Employer
      of Incorporation)                                  Identification Number)


                              105 Carnegie Center
                           Princeton, NJ 08540-6215
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         (Address of principal executive offices, including zip code)


                                (609) 734-3700
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             (Registrant's telephone number, including area code)


                                 Not Applicable
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         (Former name or former address, if changed since last report)

[  ]   Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Ac
       (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b)

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
       Exchange Act (17 CFR 240.13e-4(c)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

         As previously announced, on August 19, 2004, RCN Corporation ("RCN" or the "Company") filed a motion in the United States Bankruptcy Court for the Southern District Court of New York (the "Bankruptcy Court"), which was subsequently granted, requesting an order authorizing the agreement to retain the PDA Group, LLC ("PDA") to perform consulting services relating to RCN's business operations in the areas of sales and marketing, market and network operations and customer care, to be performed by PDA's principal, Peter Aquino. Effective after the approval by the Bankruptcy Court of PDA's retention, Mr. Aquino will assume certain of John Dubel's operating responsibilities. Mr. Dubel will become Executive Vice President and Chief Restructuring Officer, and he will no longer serve as the Company's President and Chief Operating Officer, effective as of September 15, 2004, leaving those positions vacant. In addition to his restructuring responsibilities, Mr. Dubel will continue to oversee finance and accounting functions, legal and regulatory matters and employee services.

         Peter Aquino, 43, will oversee RCN's business operations in the areas of sales and marketing, market and network operations and customer care. Mr. Aquino has over 20 years of industry experience, including running an overbuilder in Latin America and serving in senior management positions at Bell Atlantic. Mr. Aquino is also very familiar with RCN's operations as a result of the services he provided in RCN's Chapter 11 cases on behalf of Capital and Technology Advisors, LLC ("CTA"), the operations advisor to the Official Committee of Unsecured Creditors of RCN. Mr. Aquino has resigned from CTA and therefore no longer serves as an advisor to CTA.

         John Dubel, 45, joined RCN on February 11, 2004 as its President and Chief Operating Officer. Mr. Dubel, a principal with the financial-advisory and turnaround firm AlixPartners LLC since April 2002, has over 20 years experience providing turnaround, crisis management and restructuring services. While at AlixPartners LLC, Mr. Dubel served as Chief Executive Officer of Cable & Wireless America, a leading provider of hosting and IP transport services, Chief Restructuring Officer of Acterna Corporation, a provider of communications test equipment to the telecom and cable industry and Chief Financial Officer at WorldCom, Inc., a global communications provider for the digital generation. Prior to joining AlixPartners, Mr. Dubel ran his own turnaround firm where his roles included Chief Operating Officer and CRO at CellNet Data Systems, Inc., a leading provider of data and information management services in the telemetry industry and was the fourth largest domestic wireless carrier based on subscriber endpoints.



Cautionary Statement About Forward-Looking Statements

         Some of the statements made by RCN in this filing are forward-looking in nature. Actual results may differ materially from those projected in forward-looking statements as a result of a number of factors. The Company believes that the primary factors include, but are not limited to, the ability to successfully complete a financial restructuring on a consensual basis with some or all of the Company's relevant constituents or otherwise successfully to reorganize, availability of financing, ability to obtain regulatory approvals, uncertainty relating to economic conditions, ability to attract and retain qualified management and other personnel, changes in government and regulatory policies, pricing and availability of equipment, materials, inventory and programming, the Company's ability to meet the requirements in its franchise agreements, the number of potential customers in a target market, the completion of acquisitions or divestitures, acceptance of the Company's services, development and implementation of business support systems for provisioning and billing, the availability and success of strategic alliances or relationships, ability to overcome significant operating losses, ability to reduce overhead costs, ability to develop and penetrate existing and new markets, technological developments and changes in the industry, changes in the competitive environment in which the Company operates, the Company's ability to produce sufficient cash flow and to adequately identify and disclose material information in future filings with the SEC. Additional information concerning these and other important factors can be found in the Company's filings with the SEC. Statements in this filing should be evaluated in light of these important factors.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               RCN Corporation


                                               By:  /s/ Deborah M. Royster
                                                   ----------------------------
                                               Name:   Deborah M. Royster
                                               Title:  Senior Vice President,
                                                       General Counsel and
                                                       Corporate Secretary

Date:  September 21, 2004